Exhibit 12
                             SONOCO PRODUCTS COMPANY

                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)


                                                             Nine Months
                                                               Ended
                                                            September 26,                Years Ended December 31,
                                                            -------------                ------------------------
                                                                 2004        2003         2002        2001         2000         1999
                                                                 ----        ----         ----        ----         ----         ----
EARNINGS
     Pretax income - as reported ...........................    151,232     108,333     183,106     159,979     258,562     262,580

     Less:  (Gain) or Loss on assets held for sale .........          -           -           -           -      (5,182)     (3,500)
                                                               --------    --------    --------    --------    --------    --------

     Pretax income - adjusted ..............................    151,232     108,333     183,106     159,979     253,380     259,080

     Add:  Fixed charges ...................................     44,488      66,329      67,128      67,183      76,094      67,509
              Amortization of capitalized interest .........      1,401       1,868       2,136       2,403       1,209         566
                                                               --------    --------    --------    --------    --------    --------

Total Earnings .............................................    197,121     176,530     252,370     229,565     330,683     327,155

Less: Capitalized Interest .................................     (1,199)     (2,000)     (1,750)     (2,085)     (3,449)     (2,000)
                                                               --------    --------    --------    --------    --------    --------

Adjusted Earnings ..........................................    195,922     174,530     250,620     227,480     327,234     325,155
                                                               ========    ========    ========    ========    ========    ========


FIXED CHARGES
     Interest expense ......................................     34,403      52,399      54,196      52,217      59,604      52,466
     Capitalized interest ..................................      1,199       2,000       1,750       2,085       3,449       2,000
     Amortization of bond discounts ........................        386         597         615         711         508         210
     Portion of rents representative of the
        interest factor ....................................      8,500      11,333      10,567      12,170      12,533      12,833
                                                               --------    --------    --------    --------    --------    --------

Total Fixed Charges ........................................     44,488      66,329      67,128      67,183      76,094      67,509
                                                               ========    ========    ========    ========    ========    ========


Ratio of Earnings to Fixed Charges .........................       4.40        2.63        3.73        3.39        4.30        4.82
                                                               ========    ========    ========    ========    ========    ========

                             SONOCO PRODUCTS COMPANY

          Computation of Pro Forma Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)


                                                                                        Nine Months Ended         Year Ended
                                                                                       September 26, 2004       December 31, 2003
                                                                                       ------------------       -----------------

EARNINGS
     Pretax income - as reported ...................................................         151,232                 108,333
     Less:  Adjustment to interest expense .........................................           3,364                   6,683
     Less:  Additional amortization of bond discounts ..............................              51                     103
                                                                                            --------                --------

     Pretax income - adjusted ......................................................         147,817                 101,548

     Add:  Fixed charges ...........................................................          47,903                  73,115
              Amortization of capitalized interest .................................           1,401                   1,868
                                                                                            --------                --------

Total Earnings .....................................................................         197,121                 176,530

Less: Capitalized Interest .........................................................          (1,199)                 (2,000)
                                                                                            --------                --------

Adjusted Earnings ..................................................................         195,922                 174,530
                                                                                            ========                ========


FIXED CHARGES
     Interest expense ..............................................................          37,767                  59,082
     Capitalized interest ..........................................................           1,199                   2,000
     Amortization of bond discounts ................................................             437                     700
     Portion of rents representative of the
        interest factor ............................................................           8,500                  11,333
                                                                                            --------                --------

Total Fixed Charges ................................................................          47,903                  73,115
                                                                                            ========                ========


Ratio of Earnings to Fixed Charges, pro forma ......................................            4.09                    2.39
                                                                                            ========                ========

Ratio of Earnings to Fixed Charges, as reported ....................................            4.40                    2.63

Percentage Change ..................................................................             -7%                     -9%

Proceeds of New Debt ...............................................................         150,000

Additional Interest Expense (5.625%) ...............................................           4,127                   8,438
Reduction of Interest Expense (1.17%) 2003 .........................................               -                  (1,755)
Reduction of Interest Expense (1.04%) 2004 .........................................            (763)                      -
                                                                                            --------                --------

Total Adjustment to Interest Expense ...............................................           3,364                   6,683